================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CALLAWAY GOLF COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            [LOGO OF CALLAWAY GOLF]

                                March 10, 1997

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of the Shareholders of Callaway Golf Company, which will be held on Thursday, April 17, 1997 at 2101 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m. A map is provided on the back page of these materials for your reference. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

  At the meeting, in addition to electing 11 directors, your Board is asking shareholders to approve amendments to the Callaway Golf Company 1995 Employee Stock Purchase Plan and 1996 Stock Option Plan, and to approve the adoption of the 1998 Executive Non-Discretionary Bonus Plan for eligible officers of the Company and its subsidiaries. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote "FOR" each of the proposals.

  It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

  Thank you for your cooperation.
                                          Sincerely,

                                          /s/ ELY CALLAWAY
                                          ---------------------
                                          Ely Callaway
                                          Chairman of the Board

                             CALLAWAY GOLF COMPANY
                             2285 RUTHERFORD ROAD
                          CARLSBAD, CALIFORNIA 92008

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         MEETING DATE: APRIL 17, 1997

TO OUR SHAREHOLDERS:

  The Annual Meeting of the Shareholders of Callaway Golf Company, a California corporation (the "Company"), will be held at 2101 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), commencing at 10:00 a.m., on April 17, 1997, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

    1. To elect 11 directors to the Company's Board of Directors to serve for one-year terms.

    2. To approve an amendment to the Callaway Golf Company 1995 Employee Stock Purchase Plan, in order to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 1,500,000 shares.

    3. To approve an amendment to the Callaway Golf Company 1996 Stock Option Plan, in order to increase the number of shares of the Company's Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,000,000 shares.

    4. To approve the adoption of the Callaway Golf Company 1998 Executive Non-Discretionary Bonus Plan, which would enable eligible officers' annual non-discretionary incentive awards earned thereunder to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on February 27, 1997 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 73,668,108 shares of Common Stock were issued and outstanding.

  TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY.

  If you plan to attend the Annual Meeting in person, we would appreciate your response by indicating so at the appropriate place on the proxy card enclosed.

                                          By Order of the Board of Directors,


                                          /s/ STEVEN C. MCCRACKEN
                                          -----------------------
                                          Steven C. McCracken
                                          Secretary
Carlsbad, California
March 10, 1997

                             CALLAWAY GOLF COMPANY
                             2285 RUTHERFORD ROAD
                          CARLSBAD, CALIFORNIA 92008

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                         MEETING DATE: APRIL 17, 1997

  This Proxy Statement is being sent on or about March 10, 1997 in connection with the solicitation of proxies by the Board of Directors of Callaway Golf Company, a California corporation (the "Company" or "Callaway Golf"). The proxies are for use at the 1997 Annual Meeting of the Shareholders of the Company, which will be held at 2101 Faraday Avenue, Carlsbad, California 92008 (near the Company's headquarters), on April 17, 1997, commencing at 10:00 a.m., and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on February 27, 1997 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

  A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the 11 nominees for election as directors as set forth in this Proxy Statement, for the proposal to amend the Callaway Golf Company 1995 Employee Stock Purchase Plan, for the proposal to amend the Callaway Golf Company 1996 Stock Option Plan, for the proposal to approve the adoption of the Callaway Golf Company 1998 Executive Non-Discretionary Bonus Plan, and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

  At the Record Date, there were 73,668,108 shares of the Company's Common Stock outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

  Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, which votes may be cast for one candidate or distributed among two or more candidates. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Annual Meeting of the intention to cumulate votes prior to the voting. The 11 nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted in the discretion of management so as to elect the maximum number of management nominees which may be elected by cumulative voting (if applicable).

  The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained the firm of D. F. King & Co., Inc. to assist, if necessary, in the solicitation of proxies for a fee of approximately $10,000 plus out-of-pocket expenses.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 12, 1997 (except as otherwise noted) by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director who is standing for re-election, (iii) each of the executive officers named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the "Summary Compensation Table") and (iv) all directors standing for re-election and executive officers as a group.

                                            SHARES BENEFICIALLY OWNED(/1/)
              NAME AND ADDRESS OF           ------------------------------
                BENEFICIAL OWNER                 NUMBER           PERCENT
              -------------------           ------------------    -------
      Sanwa Bank California,                         5,300,000            7.2%
       Trustee for the Callaway Golf
       Company Grantor Stock Trust(/2/)
       Institutional Trust & Investments
       601 S. Figueroa Street, W10-1
       Los Angeles, California 90017

      Ely Callaway(/3/)                                905,435            1.2%

      Donald H. Dye(/4/)                               817,729            1.1%

      William C. Baker(/5/)                             84,900              *

      Bruce Parker(/6/)                                658,151              *

      Aulana L. Peters(/7/)                                200              *

      Frederick R. Port(/8/)                           105,600              *

      Richard Rosenfield(/9/)                          103,100              *

      William A. Schreyer(/1//0/)                       90,000              *

      Michael Sherwin(/1//1/)                           52,000              *

      Elmer Ward(/1//2/)                                19,000              *

      Charles J. Yash(/1//3/)                          200,439              *

      Richard C. Helmstetter(/1//4/)                 1,177,775            1.6%
      All directors and executive officers
       as a group
       (15 persons)(/1//5/)                          5,121,512            6.7%

--------

*  Less than one percent.

 (1) Except as otherwise indicated, the address for all persons shown on this table is c/o the Company, 2285 Rutherford Road, Carlsbad, California 92008. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company each of the shareholders named in this table have sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

 (2) The Callaway Golf Company Grantor Stock Trust ("GST") holds Company Common Stock pursuant to a trust agreement creating the GST in connection with the prefunding of certain obligations of the Company under various employee benefit plans. Both the GST and the Trustee disclaim beneficial ownership of the shares of Common Stock. The Trustee has no discretion in the manner in which the Company's Common Stock held by the GST will be voted. The trust agreement provides that employees who hold unexercised options as of the Record Date under the Company's stock option plans and employees who have purchased stock under the Company's 1995 Employee Stock Purchase Plan during the twelve months preceding the Record Date will, in effect, determine the manner in which shares of the Company's Common Stock held in the GST are voted. The Trustee will vote the Common Stock held in the GST in the manner directed by those employees who submit voting instructions for the shares.

     The number of shares as to which any one employee can direct the vote will depend upon how many employees submit voting instructions to the Trustee. If all employees entitled to submit such instructions do so, as of February 27, 1997, the executive officers named in the Summary Compensation Table would have the right to direct the vote of the following share amounts: Ely Callaway--none, Donald H. Dye--449,778, Bruce Parker--393,556, Richard C. Helmstetter--506,000, Charles J. Yash--337,334 and all executive officers as a group--2,329,659. If less than all of the eligible employees submit voting instructions, then the foregoing amounts would be higher. The trust agreement further provides that all voting instructions received by the Trustee will be held in confidence and not disclosed to any person including the Company.

 (3) Includes 591,480 shares held by the Ely R. Callaway, Jr. Trust (the "Callaway Trust") for which Ely Callaway and Donald H. Dye are co-trustees, each with voting and dispositive powers over such shares. Mr. Dye disclaims beneficial ownership of the shares held by the Callaway Trust. Also includes 76,872 shares held by Cindy Callaway, Mr. Callaway's spouse. Also includes 80,175 shares held by the Callaway Golf Company Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Callaway Golf Company Foundation. Also includes 138,000 shares held by the Cindy and Ely Callaway Family Foundation, a charitable foundation, which currently are voted by Mr. Callaway in his capacity as President of the Cindy and Ely Callaway Family Foundation. Mr. Callaway disclaims beneficial ownership of all shares held by the Callaway Golf Company Foundation and the Cindy and Ely Callaway Family Foundation.

 (4) Does not include 591,480 shares held by the Callaway Trust for which Ely Callaway and Donald H. Dye are co-trustees, each with voting and dispositive powers over such shares. Mr. Dye disclaims beneficial ownership of the shares held by the Callaway Trust. Includes 540,000 shares issuable upon the exercise of options held by Mr. Dye, which are currently exercisable or become exercisable on or before April 14, 1997. Also includes 9,150 shares which are held by Mr. Dye's spouse. Also includes 44,036 shares held by the Dye Family Foundation, a charitable foundation, which currently are voted by Mr. Dye in his capacity as President of the Dye Family Foundation. Mr. Dye disclaims beneficial ownership of all shares held by the Dye Family Foundation.

 (5) Includes 84,000 shares issuable upon exercise of options held by Mr. Baker, which are currently exercisable or become exercisable on or before April 14, 1997. Includes 50 shares held by Mr. Baker's spouse.

 (6) Includes 650,000 shares issuable upon exercise of options held by Mr. Parker, which are currently exercisable or become exercisable on or before April 14, 1997.

 (7) These shares are owned jointly with Mrs. Peters' spouse, Bruce F. Peters.

 (8) Includes 100,000 shares issuable pursuant to options held by Mr. Port, which are currently exercisable or become exercisable on or before April 14, 1997. Includes 2,000 shares held by Mr. Port's spouse.

 (9) Includes 80,000 shares issuable upon exercise of options held by Mr. Rosenfield, which are currently exercisable or become exercisable on or before April 14, 1997. Includes 3,000 shares held in a trust for the benefit of Mr. Rosenfield's children and 50 shares held by Mr. Rosenfield's spouse.

(10) Includes 80,000 shares issuable upon exercise of options held by Mr. Schreyer, which are currently exercisable or become exercisable on or before April 14, 1997.

(11) Includes 8,000 shares issuable upon exercise of options held by Mr. Sherwin, which are currently exercisable or become exercisable on or before April 14, 1997.

(12) Includes 15,000 shares issuable upon exercise of options held by Mr. Ward, which are currently exercisable or become exercisable on or before April 14, 1997.

(13) Includes 200,000 shares issuable pursuant to options held by Mr. Yash, which are currently exercisable or become exercisable on or before April 14, 1997.

(14) Includes 800,000 shares issuable pursuant to options held by Mr. Helmstetter, which are currently exercisable or become exercisable on or before April 14, 1997. Also includes 302,900 shares held by immediate family members, both directly and through trusts in which Mr. Helmstetter or his family members have an interest. Also includes 74,875 shares held by the Helmstetter Family Foundation, a charitable foundation, of which Mr. Helmstetter shares the power to vote and dispose of such shares in his capacity as an officer and director of the Helmstetter Family Foundation. Mr. Helmstetter disclaims beneficial ownership of all shares held by the Helmstetter Family Foundation.

(15) Includes 2,899,000 shares issuable pursuant to stock options, which are currently exercisable or become exercisable on or before April 14, 1997.

                             ELECTION OF DIRECTORS

  The Board of Directors has determined that the 11 directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

  The persons named in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

  The nominees for election as directors at the Annual Meeting are set forth below.

                                 POSITIONS WITH             DIRECTOR
          NAME                     THE COMPANY               SINCE
          ----                   --------------             --------
      Ely Callaway            Chairman of the Board           1982
                                  and Director
      Donald H. Dye    President, Chief Executive Officer     1982
                                  and Director
    William C. Baker                Director                  1994
      Bruce Parker            Senior Executive Vice           1996
                          President, Chief Merchant and
                                    Director
    Aulana L. Peters                Director                  1996
    Frederick R. Port       Executive Vice President,         1995
                         International Sales, Licensing
                            and Business Development,
                                  and Director
   Richard Rosenfield               Director                  1994
   William A. Schreyer              Director                  1994
     Michael Sherwin                Director                  1992
       Elmer Ward          Manager, Apparel Licensing,        1992
                                  and Director
     Charles J. Yash      President and Chief Executive       1996
                                Officer, Callaway
                         Golf Ball Company, and Director

  For additional biographical information concerning these individuals, see "Biographical Information."

  The Company's Board of Directors met seven times during 1996. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which he or she served during 1996.

  All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

  Directors who are not employees of the Company receive $24,000 per year in cash compensation, plus reimbursement of expenses. Non-employee directors of the Company are also entitled to receive the current products of the Company, free of charge, for their own personal use and the use of their immediate family members living at home. In 1996, the wholesale value of products received ranged from zero to approximately $5,800 per non-employee director. In addition, the non-employee directors participate in the Callaway Golf Company Non-Employee Directors Stock Option Plan (the "Director Plan"), which was approved by the shareholders at the Company's 1993 Annual Meeting. Pursuant to the Director Plan, non-employee directors are automatically granted stock options to purchase 80,000 shares of Common Stock upon initial election or appointment to the Board at an exercise price equal to (i) $10.00 per share of Common Stock, if elected or appointed prior to January 1, 1993,
(ii) 75% of the fair market value of the Common Stock on the date of initial election or appointment, if elected or appointed on or after January 1, 1993 through April 17, 1996, or (iii) the fair market value of the Common Stock on the date of such initial election or appointment, if elected or appointed after April 17, 1996. Thereafter, each non-employee director automatically receives, on each even-numbered anniversary of such initial election or appointment (provided such person is continuing for at least one year thereafter), an additional grant of stock options to purchase 8,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of each such subsequent grant. All options granted under the Director Plan vest 50% on the first anniversary of the date of grant and 50% on the second anniversary, provided in each case the optionee remains as a director on such vesting dates. A maximum of 840,000 shares have been approved for issuance in the aggregate pursuant to stock options granted under the Director Plan, and no individual director may receive options to purchase more than 120,000 shares thereunder.

  From January 1996 to October 1996, the Board of Directors had a Compensation Committee consisting of Messrs. Callaway (Chair), Rosenfield (Vice Chair), Baker, Schreyer and Sherwin. The Compensation Committee did not meet in 1996. In October 1996, this committee was reconstituted and renamed the Executive and Compensation Committee and Mr. Dye and Mrs. Peters became members of the Committee. The Executive and Compensation Committee makes decisions or recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company. The Executive and Compensation Committee met twice during 1996. Mr. Callaway and Mr. Dye do not participate in Executive and Compensation Committee decisions related to their own or the other's compensation.

  The Board of Directors also has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Audit Committee met four times during 1996. Until July 1996, the Audit Committee consisted of Messrs. Sherwin (Chair), Baker and Ward. In July 1996, Mr. Ward resigned from the Audit Committee upon his commencing employment with the Company as Manager, Apparel Licensing. In October 1996, Mrs. Peters became a member of the Audit Committee.

BIOGRAPHICAL INFORMATION

  Ely Callaway, 77, Founder, has served as Chairman of the Board since the Company's formation in 1982 and is the Chairman of the Executive and Compensation Committee. He served as Chief

Executive Officer from 1982 to May 1996. From 1974 to 1981, Mr. Callaway founded and operated Callaway Vineyard and Winery in Temecula, California, until it was sold. From 1946 to 1973, Mr. Callaway worked in the textile industry, where he served as a Divisional President of several major divisions of Burlington Industries, Inc., and in 1968 was elected Corporate President and Director of Burlington, which at the time was the world's largest textile company. Prior to 1945, Mr. Callaway served a five-year tour of duty in the U.S. Army Quartermaster Corps. Mr. Callaway is a 1940 graduate of Emory University.

  Donald H. Dye, 54, serves as President and Chief Executive Officer of the Company. He has served as Chief Executive Officer since May 1996, as President since 1993, and as a Director of the Company since its formation in 1982. He served as Chief Operating Officer from October 1991 until May 1996, as Secretary from 1982 until 1994, and as General Counsel from 1991 until 1994. From 1973 to 1991, Mr. Dye was in the private practice of law in Riverside, California. During that period, he provided legal services to Callaway Vineyard & Winery, Mr. Callaway and the Company. Prior to 1973, Mr. Dye served five years in the U.S. Air Force as a member of the Judge Advocates General Corps. Mr. Dye is a 1967 graduate of UCLA Law School.

  William C. Baker, 63, has served as a Director of the Company since January 1994. He is currently Chairman and Chief Executive Officer of Santa Anita Operating Company and Chairman of Santa Anita Realty Enterprises, Inc. He was President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1996. Mr. Baker was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until 1988 when that business was sold. He also serves as a Director of Public Storage, Inc. Mr. Baker received his law degree from the University of Texas in 1957.

  Bruce Parker, 41, has served as a Director of the Company since July 1996, Senior Executive Vice President since 1993 and Chief Merchant since 1991. Mr. Parker also has served the Company in various vice presidential positions since 1984 and became Executive Vice President, Chief Merchant in October 1991. Prior to 1984, Mr. Parker worked as a sales manager for various golf club manufacturers in California.

  Aulana L. Peters, 55, has served as a Director of the Company since July 1996. She has been a partner with the law firm of Gibson, Dunn & Crutcher since 1980 in Los Angeles and Washington, D.C., having joined Gibson, Dunn & Crutcher as an associate in 1973. From June 1984 through July 1988, Mrs. Peters was a Commissioner with the Securities and Exchange Commission. Currently, Mrs. Peters serves as a member of the Board of Directors of Northrop Grumman Corporation, Merrill Lynch & Co., Inc., Minnesota Mining & Manufacturing Company (3M) and Mobil Corporation. Mrs. Peters has served as a member of the Board of Directors of the New York Stock Exchange and is currently a member of the New York Stock Exchange's Market Regulatory Advisory Committee. Mrs. Peters earned a J.D. from the University of Southern California Law Center in 1973, and a B.A. in Philosophy from the College of New Rochelle in 1963.

  Frederick R. Port, 55, has served as Executive Vice President, International Sales, Licensing and Business Development, of the Company since April 1996 and as a Director since October 1995. He served as Executive Vice President, Business Development, of the Company from September 1995 to April 1996. From 1993 to 1995, Mr. Port was the Managing Director of Korn/Ferry International for the Southern California region (an executive recruiting and strategic consulting firm). From 1987 to 1992, he was the President and a Director of the Owl Companies (a company providing military base services management, construction materials production and sale, industrial and commercial real estate development and power development). Prior to that, he served with several companies in a variety of executive positions, including Chairman, Chief Executive Officer and Director of Santa Anita Development Corporation, Vice President, Finance and Asset Management, of the Victor Palmieri Company and consultant for Booz, Allen and Hamilton. Mr. Port served as an infantry officer in the United States Army. He is a 1963 graduate of UCLA and received his MBA with honors from UCLA in 1966.

  Richard Rosenfield, 51, has served as a Director of the Company since April 1994 and is Vice Chairman of the Executive and Compensation Committee. He is co-Founder and co-Chairman of the Board of California Pizza Kitchen, Inc. (a gourmet pizza restaurant chain, founded in 1985). From 1973 to 1985, Mr. Rosenfield was a principal and partner of the Law Firm of Flax and Rosenfield, a private law firm in Beverly Hills, California. From 1969 to 1973, he served as an attorney in the U.S. Department of Justice. He is a 1969 graduate of DePaul University College of Law.

  William A. Schreyer, 69, has served as a Director of the Company since July 1994 and is Chairman Emeritus of Merrill Lynch & Co., Inc. He served as Chairman of the Board of Merrill Lynch & Co., Inc. from April 1985 through June 1993, and Chief Executive from July 1984 through April 1992. Mr. Schreyer currently is a Director and member of the Compensation Committee of Deere & Company; True North Communications, Inc.; Schering-Plough Corporation; and Willis Corroon Group plc. He is affiliated with the George Bush Presidential Library Foundation, and is Trustee, International Councillor, and Chairman of the Executive Committee of the Center for Strategic and International Studies
(CSIS), a Washington, D.C.-based bipartisan public policy institute. Mr. Schreyer graduated from Pennsylvania State University in 1948 and serves as a member of its Board of Trustees.

  Michael Sherwin, 55, has served as a Director of the Company since September 1992 and is the Chairman of the Audit Committee. Mr. Sherwin was the President and Director of Mid-West Forge Corporation for over five years and currently is its Vice Chairman. He has also been a Director of The Columbiana Boiler Company for over five years and a Director of PVC Container Corporation since January 1997. He received an MBA from Wharton Graduate Division, University of Pennsylvania, in 1965.

  Elmer Ward, 71, has served as a Director of the Company since December 1992 and as Manager, Apparel Licensing, since July 1996. Prior to July 1996, Mr. Ward was a business consultant and private investor for over five years. From 1966 to 1985, Mr. Ward was Chairman and Chief Executive Officer of the Palm Beach Company, a Fortune 500 manufacturer of apparel. Mr. Ward is a graduate of Harvard College and received an MBA from the Harvard Business School in 1950. Mr. Ward also served as a naval aviator during World War II.

  Charles J. Yash, 48, has served as a Director of the Company since July 1996, and as President and Chief Executive Officer of Callaway Golf Ball Company, a wholly-owned subsidiary of the Company, since June 1996. From 1992 to June 1996, Mr. Yash was President and Chief Executive Officer and a Director of Taylor Made Golf Company. From 1979 to 1992, Mr. Yash was employed in various marketing positions with the golf products division of Spalding Sports Worldwide, including Corporate Vice President and General Manager-Golf Products, from 1988 to 1992. From 1970 to 1975, Mr. Yash served in the United States Navy in various positions. Mr. Yash completed the Advanced Executive Program at the University of Massachusetts in 1982, received his MBA in 1977 from Harvard Business School and graduated with a Bachelor of Science degree from the U.S. Naval Academy in 1970.

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table shows the compensation paid by the Company to its Chief Executive Officer and the other four most highly compensated executive officers of the Company for the years indicated.

                                                                      LONG TERM
                                                                     COMPENSATION
                               ANNUAL COMPENSATION                      AWARDS
                        ----------------------------------           ------------
  NAME AND PRINCIPAL                                                   OPTIONS        ALL OTHER
       POSITION         YEAR  SALARY              BONUS                  (#)      COMPENSATION(/1/)
  ------------------    ---- --------           ----------           ------------ -----------------
Ely Callaway            1996 $861,110(/2/)(/3/) $  850,000               -0-           $18,386
 Chairman of the Board  1995 $735,000(/2/)      $1,150,000               -0-           $19,500
                        1994 $475,000(/2/)      $  900,000               -0-           $20,460

Donald H. Dye           1996 $645,990(/3/)      $1,000,000(/4/)          -0-           $27,794
 President and CEO      1995 $621,384(/3/)(/4/) $  950,000(/4/)         60,000         $19,500
                        1994 $399,076(/3/)      $  750,000(/4/)          -0-           $20,460

Bruce Parker            1996 $514,245(/3/)(/4/) $  700,000(/4/)          -0-           $21,804
 Sr. Exec. Vice Pres.,  1995 $525,043(/3/)(/4/) $  700,000(/4/)         30,000         $19,500
 Chief Merchant         1994 $369,936(/3/)      $  700,000(/4/)          -0-           $20,460

Richard C. Helmstetter  1996 $448,354(/3/)      $  600,000               -0-           $24,742
 Sr. Exec. Vice Pres.,  1995 $400,000           $  550,000              30,000         $19,500
 Chief of New Products  1994 $304,143(/3/)      $  600,000               -0-           $20,768

Charles J. Yash         1996 $320,523(/4/)      $  970,000(/4/)(/5/)   600,000         $26,607
 President and CEO,     1995   N/A                 N/A                   N/A             N/A
 Callaway Golf Ball     1994   N/A                 N/A                   N/A             N/A
 Company

--------

(1) Includes Company contributions under defined contribution plans (401(k) and profit sharing), personal use of Company-owned assets and other services paid for by the Company for the benefit of these named executive officers.

(2) Includes the payment of a special expense allowance of $35,000 for 1996 and 1995, and $25,000 for 1994.

(3) Includes payout of accrued vacation hours.

(4) Includes amounts which were deferred pursuant to the Company's Executive Deferred Compensation Plan which was implemented in 1994. The amounts of these deferrals, at the election of the named individual officers, totaled $823,200 in 1996, $249,000 in 1995 and $235,000 in 1994.

(5) Includes a signing bonus of $600,000 earned by Mr. Yash in connection with his commencing employment with the Company, together with amounts earned by Mr. Yash under the Company's Executive Bonus Pool.

OPTION GRANTS IN 1996

  The following table provides information on stock option grants to Mr. Yash, the only executive officer named in the Summary Compensation Table to be granted stock options in 1996.


                          % OF TOTAL
                           OPTIONS                       MARKET
                          GRANTED TO EXERCISE            PRICE
                 OPTIONS  EMPLOYEES  OR BASE               AT    GRANT DATE
                 GRANTED  IN FISCAL   PRICE   EXPIRATION GRANT     PRESENT
     NAME        (#)(/1/)    YEAR     ($/SH)  DATE(/2/)  ($/SH) VALUE($)(/3/)
     ----        -------- ---------- -------- ---------- ------ -------------
Charles J. Yash  600,000    24.7%     $25.13  2001-2005  $25.13  $3,644,000

--------

(1) 200,000 of these options vested immediately, with the remaining 400,000 options vesting in installments of 100,000 options each on May 10 of each year from 1997-2000.

(2) These options expire on the earliest of (i) one year after Mr. Yash's termination of employment for any reason (including death) or (ii) five years after the vesting date of each option.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 0.315, (b) risk-free rate of return of 6.19%--6.58%, (c) dividend yield of 0.96% and (d) exercise terms of 1-5 years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

  The following table provides information on options exercised by the executive officers named in the Summary Compensation Table during 1996 and unexercised options held by such persons at December 31, 1996.

                           OPTION EXERCISES                        UNEXERCISED OPTIONS HELD
                              DURING 1996                                 AT 12/31/96
                        ----------------------- ---------------------------------------------------------------
                                                          VESTED                         UNVESTED
                                                --------------------------- -----------------------------------
                          SHARES
                        ACQUIRED ON    VALUE    NUMBER OF     VALUE AT      YEAR OF NUMBER OF     VALUE AT
         NAME           EXERCISE(#) REALIZED($) SHARES(#) 12/31/96 ($)(/1/) VESTING SHARES(#) 12/31/96 ($)(/1/)
         ----           ----------- ----------- --------- ----------------- ------- --------- -----------------
Ely Callaway              100,000   $   756,250    -0-           -0-          -0-      -0-           -0-

Donald H. Dye              50,000   $ 1,267,935  450,000     $11,678,805      1997   240,000     $6,300,000
                                                                              1998   200,000     $3,387,500
                                                                              1999
                                                                               and]   60,000     $  540,000
                                                                             after

Bruce Parker              130,000   $ 3,220,250  410,000     $10,673,370      1997   240,000     $6,300,000
                                                                              1998   120,000     $2,032,500
                                                                              1999
                                                                               and]   30,000     $  270,000
                                                                             after

Richard C. Helmstetter    350,000   $ 8,906,300  560,000     $14,789,865      1997   240,000     $6,300,000
                                                                              1998   120,000     $2,032,500
                                                                              1999
                                                                               and]   30,000     $  270,000
                                                                             after

Charles J. Yash             -0-          -0-     200,000     $   725,000      1997   100,000     $  362,500
                                                                              1998   100,000     $  362,500
                                                                              1999
                                                                               and]  200,000     $  725,000
                                                                             after

-------

1) Represents the spread between aggregate exercise price and assumed aggregate market value using the closing price of the Company's Common Stock on December 31, 1996.

EMPLOYMENT AGREEMENTS

  Mr. Callaway. The Company has an employment agreement with Mr. Callaway for a term commencing January 1, 1995 and ending December 31, 1997. The agreement requires Mr. Callaway to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Callaway receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Callaway is entitled to receive an annual salary of $700,000 and an opportunity to earn an annual bonus based upon participation in the Company's Executive Bonus Pool. Mr. Callaway also is entitled to receive a special, non-accountable expense allowance of $35,000 per year for Company-related business expenses. If Mr. Callaway is terminated for any reason other than misconduct, he will be entitled to receive his full base salary and certain benefits payable under the agreement for the remaining term of the agreement. Upon a "termination event" following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), Mr. Callaway will be entitled to receive severance pay in an amount equal to the greater of (a) the amount he would have received as base salary under the employment agreement had the agreement run its full term or (b) six months' base salary. Finally, under the employment agreement, Mr. Callaway has assigned to the Company the perpetual right to commercial use of his name, likeness, image and identity.

  Mr. Dye. The Company has an employment agreement with Mr. Dye for a term commencing January 1, 1995 and ending December 31, 1997. The agreement requires Mr. Dye to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Dye receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Dye is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based upon participation in the Company's Executive Bonus Pool. If Mr. Dye is terminated by the Company for any reason other than substantial cause (as defined in the agreement), or upon a "termination event" following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance pay in an amount equal to the greater of (a) the amount he would have received as base salary under the employment agreement had the agreement run its full term or (b) six months' base salary.

  The Company is in negotiations with Mr. Dye with respect to a new, long-term employment agreement. It is currently contemplated that the new agreement will include an increase in base salary, a grant of approximately 1,000,000 stock options with an exercise price of $40.00 per share (which is approximately 25% above the current market price) and early vesting tied to the attainment of certain stock price appreciation targets, and a significant performance-based bonus tied to the attainment of certain company growth targets.

  Mr. Parker. The Company's 1995 employment agreement with Mr. Parker was superseded in February 1997 by a new employment agreement for a term commencing January 1, 1997 and ending December 31, 1999. The agreement requires Mr. Parker to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Parker is entitled to receive an annual salary of $600,000 and an opportunity to earn an annual bonus based on participation in the Company's

Executive Bonus Pool. If Mr. Parker is terminated for convenience by the Company, or if Mr. Parker terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, nondiscretionary bonuses under the Company's Executive Bonus Pool (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, and the immediate vesting of all unvested stock options. If Mr. Parker is terminated due to permanent disability, Mr. Parker will be entitled to receive severance benefits equal to the continued payment of his full base salary and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or two years, whichever is longer, a one time payment of a nondiscretionary bonus in the amount he would have received under the Company's Executive Bonus Pool in the year of termination, prorated according to the number of days which Mr. Parker was employed in the year of termination, and the immediate vesting of unvested stock options, prorated according to the number of days which Mr. Parker was employed in the option vesting period. If Mr. Parker is terminated due to his death, Mr. Parker's estate will be entitled to receive severance benefits equal to the continued payment of his full base salary under the employment agreement for the remaining term of the agreement or six months, whichever is longer, a one time payment of a nondiscretionary bonus in the amount he would have received under the Company's Executive Bonus Pool in the year of termination, prorated according to the number of days which Mr. Parker was employed in the year of termination, and the immediate vesting of unvested stock options, prorated according to the number of days which Mr. Parker was employed in the option vesting period.

  Mr. Helmstetter. The Company also has an employment agreement with Richard
C. Helmstetter for a term commencing January 1, 1995 and ending December 31, 1997. The agreement requires Mr. Helmstetter to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information he receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Helmstetter is entitled to receive an annual salary of $400,000 and an opportunity to earn an annual bonus based on participation in the Company's Executive Bonus Pool. If Mr. Helmstetter is terminated by the Company for any reason other than substantial cause (as defined in the agreement), or upon a "termination event" following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance pay in an amount equal to the greater of (a) the amount he would have received as base salary under the employment agreement had the agreement run its full term or (b) six months' base salary. The Company is in negotiations with Mr. Helmstetter with respect to a new, long-term employment agreement.

  Mr. Yash. The Company has an employment agreement with Mr. Yash for a term commencing May 15, 1996 and ending May 14, 2001. The agreement requires Mr. Yash to devote his full productive time and best efforts to the Company during the term of the agreement, to refrain from competing with the Company, to hold in confidence all trade secrets and proprietary information Mr. Yash receives from the Company, and to disclose and assign to the Company all inventions and innovations he develops during the term of his employment with the Company. In exchange, Mr. Yash is entitled to receive an annual salary at the rate of $500,000 per year through April 30, 1999 and $600,000 per year thereafter. Mr. Yash received a one-time signing bonus under the agreement of

$600,000 in 1996, $400,000 of which was deferred pursuant to the Company's Executive Deferred Compensation Plan. Mr. Yash also is entitled to earn an annual bonus based upon participation in the Company's Executive Bonus Pool. Pursuant to a separate stock option agreement contemplated by the employment agreement, Mr. Yash received stock options to purchase 600,000 shares of the Company's Common Stock at an exercise price of $25.13 per share, with 200,000 options immediately vested and the remaining 400,000 options vesting in installments of 100,000 on May 10 of each year from 1997-2001, and expiring five years after the vesting date.

  If Mr. Yash is terminated by the Company for convenience, or if Mr. Yash terminates the agreement for substantial cause (as defined in the agreement), or upon a "termination event" within one year following a "change in control" of the Company (as such terms are defined below under "--Change in Control Arrangements"), he will be entitled to receive severance benefits equal to the continued payment of his full base salary, nondiscretionary bonuses under the Company's Executive Bonus Pool (as it existed at the date of termination) and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or six months, whichever is longer, and the immediate vesting of all unvested stock options held by Mr. Yash that would have vested had he remained employed by the Company for the remaining term of the agreement or six months, whichever is longer. If Mr. Yash is terminated due to permanent disability, Mr. Yash will be entitled to receive severance benefits equal to the continued payment of his full base salary and certain benefits and perquisites payable under the employment agreement, for the remaining term of the agreement or six months, whichever is longer, a one time payment of a nondiscretionary bonus in the amount he would have received under the Company's Executive Bonus Pool in the year of termination, prorated according to the number of days which Mr. Yash was employed in the year of termination, and the immediate vesting of unvested stock options, prorated according to the number of days which Mr. Yash was employed in the option vesting period. If Mr. Yash is terminated due to his death, Mr. Yash's estate will be entitled to receive severance benefits equal to the continued payment of his full base salary under the employment agreement for the remaining term of the agreement or six months, whichever is longer, a one time payment of a nondiscretionary bonus in the amount he would have received under the Company's Executive Bonus Pool in the year of termination, prorated according to the number of days which Mr. Yash was employed in the year of termination, and the immediate vesting of unvested stock options, prorated according to the number of days which Mr. Yash was employed in the option vesting period.

CHANGE IN CONTROL ARRANGEMENTS

  From and after 1995, the Board of Directors has taken certain actions to better assure that management, including the named executive officers, would continue to provide independent leadership consistent with the Company's best interests in the event of an actual or threatened change in control of the Company. These actions are described below.

  The Company's employment agreements with each of its officers, including the named executive officers, provide certain protections in the event of a change in control. If a change in control occurs before the termination of an officer's employment agreement, then the employment agreement will be extended in the same form and for the same number of years as the original term of the agreement, commencing on the date of such change in control. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 30% or more of the voting stock of the Company, a change in the majority of the incumbent members of the Board of Directors (unless such change is approved by a majority of the incumbent members), certain business combinations of the Company, or any shareholder-approved or court-ordered plan of liquidation of the Company. As described above under "--Employment Agreements," the Company's named executive officers are entitled to certain benefits if, during the term of their employment agreements, there occurs a termination event at certain specified times following a change in control. A "termination event" means the occurrence of any of the following: (a) the termination or material breach of the employment agreement by the Company or its successor; (b) failure by the successor company to assume the employment agreement; (c) any material diminishment in the position or duties of the officer; (d) any reduction in compensation or benefits; or (e) any requirement that the officer relocate his or her principal residence.

  In addition, in 1995 the Company's stock option agreements with each of the optionees, including the named executive officers, were amended to provide for the immediate vesting of options under such agreements immediately prior to a change in control (as described above), and tax indemnification agreements were entered into with all officers, including the named executive officers, to provide for payment by the Company of amounts sufficient to offset any "excess parachute payment" excise tax payable pursuant to the provisions of the Internal Revenue Code or any comparable provisions of state law. The Company's 401(k) plan was also amended to provide for full vesting of all participant accounts immediately prior to a change in control. Stock option agreements entered into subsequent to 1995 also contain provisions for immediate vesting of options immediately prior to a change in control.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Executive and Compensation Committee consists of Messrs. Callaway (Chair), Rosenfield (Vice Chair), Dye, Sherwin, Baker and Schreyer and Mrs. Peters. Mr. Callaway also serves as the Company's Chairman of the Board and formerly served as its Chief Executive Officer. Mr. Dye also serves as the Company's President and Chief Executive Officer. Mr. Callaway and Mr. Dye do not participate, however, in Executive and Compensation Committee decisions related to their own or the other's compensation. Mrs. Peters is a partner with the law firm of Gibson, Dunn & Crutcher. The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1996, and anticipates that it will retain Gibson, Dunn & Crutcher to provide legal services in 1997 as well. Mrs. Peters does not serve on either of the Stock Option or Executive Non-Discretionary Bonus Plan Subcommittees of the Executive and Compensation Committee.

                   REPORT OF THE EXECUTIVE AND COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

  The Company had several major successes in 1996, making it a very good year. Net sales grew 23% to $678.5 million, making the Company the largest seller of golf clubs, measured in dollars, in the world. Earnings per share grew 24% to $1.73 per share. The Company introduced five major new products, while shortening its time to market for new products by almost 50%. All of these successes, and more, were reflected in an overall increase in the Company's stock price of 27% over the course of the year, with corporate market valuation at approximately $2.1 billion as of the end of the year.

  It has been the policy of Callaway Golf Company and its Founder and Chairman, Ely Callaway, that compensation should be closely tied to performance. This philosophy is evident not only in the compensation levels of the top executives discussed in this report, but also in the overall compensation structure used by Callaway Golf for all employees.

  It is the belief of the members of the Executive and Compensation Committee that the superior results achieved by the Company in the past several years, and the continuation of the Company's success in 1996, would not have been possible with less than outstanding performance from the management team.

  The Company had two officer bonus plans in effect in 1996: (1) the Executive Non-Discretionary Bonus Plan ("Non-Discretionary Plan") and (2) a discretionary bonus plan. Under the Non-Discretionary Plan, which was approved by shareholders in April of 1995, officers were entitled to receive annual cash bonuses of up to the lesser of $750,000 or 75% of their base salaries, based upon the Company's achievement of certain levels of operating performance tied to growth in pre-tax earnings. Under the Company's discretionary bonus plan, which was approved by the Board, officers were eligible to receive additional cash bonuses based upon the Chief Executive Officer's view of their individual contribution to the Company's performance and various other factors considered significant by the Chief Executive Officer in his discretion, subject to final approval of the bonus amounts by the Committee (the discretionary bonuses for Messrs. Callaway and Dye, however, were fixed by the Committee, without the participation of these individuals). All bonuses, both non-discretionary and discretionary, were to be paid from a bonus pool accrued at a rate not to exceed 150% of aggregate salaries for all officers. The Company accrued throughout the year for both bonus plans based upon the performance targets established in the Non-Discretionary Plan (see below), and finished the year with accruals equal to 122% of the aggregate of the officers' base salaries.

  The non-discretionary and discretionary bonuses for 1996, as approved by the Committee and paid to the senior executive officers named in the tables appearing elsewhere in this Proxy Statement, are set forth below.

                                                                    TOTAL BONUS
                        NON-DISCRETIONARY DISCRETIONARY   TOTAL     AS A PERCENT
                              BONUS           BONUS       BONUS    OF BASE SALARY
                        ----------------- ------------- ---------- --------------
Ely Callaway                $449,400        $400,600    $  850,000      121%

Donald H. Dye               $385,200        $614,800    $1,000,000      167%

Bruce Parker                $321,000        $379,000    $  700,000      140%

Richard C. Helmstetter      $256,800        $343,200    $  600,000      150%

Charles J. Yash             $205,771        $164,229    $  370,000      115%

  As in 1995, the targets for 1996 under the Non-Discretionary Plan were established such that a 30% growth in pre-tax earnings in 1996 over 1995 (after giving full effect to executive bonuses) would be required for participants to earn the maximum bonuses available under that plan. However, the targets for earning less than the maximum bonus amount were reduced as compared with 1995. The actual non-discretionary bonus earned by each officer for 1996 amounted to 64.2% of base salary, based on corporate pre-tax earnings growth for the year of 23.53%.

  The discretionary bonus amounts for the named senior executive officers were based upon various factors considered to be significant by the Chief Executive Officer and approved by this Committee (except with respect to the Chairman and the Chief Executive Officer, whose bonuses were fixed by the Committee without either's participation). Mr. Callaway, as Founder and Chairman, was credited with continuing to lead the Company and motivate its people and for maintaining high ethical standards. Mr. Dye was compensated for assuming the role of Chief Executive Officer of the Company and for providing strong management of the increasingly complex operations of the Company, while increasing the Company's efforts with respect to strategic planning for future growth. Mr. Parker's discretionary bonus reflected his efforts in directing the sales and marketing function in a year when sales grew by over $125,000,000 and reached unprecedented levels. Mr. Helmstetter was rewarded for his efforts leading to the successful introduction of the new Biggest Big Bertha(R) Titanium Driver and Great Big Bertha(R) Tungsten.TitaniumTM Irons in January of 1997. Mr. Yash was awarded a discretionary bonus for his efforts relating to the formation and start-up of Callaway Golf Ball Company, a wholly-owned subsidiary of the Company. In addition, Mr. Yash received a signing bonus of $600,000 in connection with his commencing employment with the Company. These factors are listed by way of example, and are not intended to be all-inclusive.

  1997 base salaries of such senior executive officers are as follows:

            Ely Callaway            $700,000

            Donald H. Dye           $600,000

            Bruce Parker            $600,000

            Richard C. Helmstetter  $400,000

            Charles J. Yash         $500,000

  As noted elsewhere in this Proxy Statement, the Company is in negotiations with Mr. Dye and Mr. Helmstetter with respect to new, long-term employment agreements, which may include increases in 1997 base salaries for these individuals.

  The Non-Discretionary Plan will use the same performance targets in 1997 as those used in 1996. Specifically, the Company's pre-tax earnings must show 30% growth over the prior year in order for the maximum bonus payment to be made of 75% of an officer's base salary under the Non-Discretionary Plan. A discretionary bonus plan permitting the payment of additional cash bonuses will also be in effect for 1997. As it did in 1996, the Company will accrue a bonus pool for both plans throughout the year based upon pre-tax earnings growth targets established by the Non-Discretionary Plan Subcommittee of this Committee.

  The Non-Discretionary Plan currently expires December 31, 1997. In February 1997, the Board of Directors adopted, subject to shareholder approval, the Callaway Golf Company 1998 Executive Non-Discretionary Bonus Plan, which is described elsewhere in this Proxy Statement.

  In May 1996, stock options to purchase 600,000 shares of the Company's Common Stock at an exercise price of $25.13 were awarded to Mr. Yash, formerly President and Chief Executive Officer of Taylor Made Golf Company, in connection with his commencing employment with the Company. Of such options, 200,000 options vested immediately and the remaining 400,000 options vest in installments of 100,000 on May 10 of each year from 1997-2001, with each option expiring five years after its vesting date. The share amounts and the delayed vesting dates are intended to continue the Company's practice of using stock awards as long-term incentives to motivate and retain its executives. No other stock options were granted to the named executive officers during 1996.

  Section 162(m) of the Internal Revenue Code limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million per year. This limitation was not of material significance to the Company in 1996. The Company's Non-Discretionary Plan is intended to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code, and the Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation as appropriate. However, the Company may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

  To conclude this report, we want to emphasize that the change in cash compensation in recent years has been in response to the rapid growth in Company sales and earnings, while overall sales of the industry have been modest for the past several years. As previously noted, the Committee believes the Company's rapid growth would not have been possible with less than outstanding performance from the management team. In addition, the majority of cash compensation paid to each senior executive in 1996, as in past years, was not guaranteed but was determined at the end of the year based upon a variety of factors including the Company's performance as a whole and each officer's individual performance.

  Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the tables appearing elsewhere in this Proxy Statement under the caption "Compensation of Executive Officers."

  Information contained in this report regarding past performance of the Company and performance targets for future bonus purposes should under no circumstances be construed as a prediction, forecast, or projection by the Company of future results, and no assurance can be given that the Company will or will not achieve or maintain any particular performance level.

                                    THE EXECUTIVE AND COMPENSATION COMMITTEE

                                    Ely Callaway, Chair
                                    Richard Rosenfield, Vice Chair
                                    Donald H. Dye
                                    William C. Baker
                                    Aulana L. Peters
                                    William A. Schreyer
                                    Michael Sherwin

February 27, 1997

                               PERFORMANCE GRAPH

  The following chart presents a comparison of the cumulative total return since the date of the Company's initial public offering (February 28, 1992), of the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors 400 Midcap Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.

                 TOTAL CUMULATIVE SHAREHOLDER RETURN SINCE IPO



                     1992        1993        1994        1995        1996

 Callaway Golf      173.750      535.288     670.312     924.886     1,185.638

-------------------------------------------------------------------------------
 S & P 400 Midcap   108.246      123.351     118.960     155.543       155.359

-------------------------------------------------------------------------------
 S & P 500          108.261      119.172     120.746     166.119       166.719

The Callaway Golf Company index is based upon an Initial Public Offering price of $2.50 on February 28, 1992, and its closing prices on December 31, 1992, 1993, 1994, 1995 and 1996 of $4.34, $13.34, $16.56, $22.63 and $28.75,
respectively. Prices for 1992, 1993, and 1994 have been adjusted for all stock splits.

             APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  At the Annual Meeting, the shareholders of the Company are being asked to approve an amendment to the Callaway Golf Company 1995 Employee Stock Purchase Plan (the "Purchase Plan"), in order to increase the number of shares reserved for issuance under the Purchase Plan by 1,000,000 shares, to an aggregate of 1,500,000 shares of Common Stock.

  On January 25, 1995, the Board of Directors originally authorized the adoption, subject to shareholder approval, of the Purchase Plan. The Purchase Plan, and the rights of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). At the Company's 1995 Annual Meeting of Shareholders, the Company's shareholders approved the initial adoption of the Purchase Plan. Accordingly, a total of 500,000 shares of Common Stock were reserved for issuance under the Purchase Plan, and the Company commenced the first offering period under the Purchase Plan in September 1995.

  On February 5, 1997, the Board of Directors authorized the First Amendment to the Purchase Plan, subject to shareholder approval, which increased the number of shares reserved for issuance under the Purchase Plan by 1,000,000 shares, to an aggregate of 1,500,000 shares of Common Stock. The Board of Directors believes that the Purchase Plan, which is available to a broad base of the Company's employees, provides the Company with a highly effective equity purchase program to attract, retain and motivate the best available talent for the Company's workforce and the successful conduct of its business. Increasing the number of shares available for sale under the Purchase Plan will enable the Company to continue to realize the benefits of this plan.

  Approximately 401,750 shares of the Company's Common Stock have been sold pursuant to the Purchase Plan through January 31, 1997, leaving an additional 98,250 shares available for sale under the plan. Of the approximately 2,050 employees currently eligible to participate in the Purchase Plan, 978 have elected to participate in the Purchase Plan as of February 12, 1997. At the current levels of participation, there are insufficient shares available to continue the Purchase Plan beyond July 1997. If the First Amendment to the Purchase Plan is not approved, all authorized shares will be purchased by participants on July 31, 1997, and the Purchase Plan would then expire by its terms.

SUMMARY OF THE PURCHASE PLAN

  A description of the principal features of the Purchase Plan is set forth below.

  Purpose. The purpose of the Purchase Plan is to maintain competitive equity compensation programs and to provide an incentive for employees of the Company to acquire a proprietary interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the employees and the shareholders.

  Administration. The Purchase Plan is administered by a committee (the "Committee") appointed by the Board consisting of not less than three members of the Board who are not officers or employees of the Company or any of its subsidiaries and who are disinterested persons within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. All questions of interpretation of the Purchase Plan are determined by the Committee, whose decisions are final and binding upon all participants.

  Eligibility. Subject to certain limitations imposed by Section 423 of the Code, any person who is employed by the Company (or any of its majority-owned subsidiaries that are not excluded from participation by the Committee) for at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan, provided that the employee has been continuously employed for six (6) months on the first day of an offering period. Eligible employees become participants in the Purchase Plan by delivering to the Company an enrollment agreement authorizing payroll and/or bonus deductions prior to the applicable offering period, unless another time for filing the enrollment agreement is set by the Committee for all eligible employees with respect to a given offering period.

  Offering Dates. The Purchase Plan is implemented through a series of 24-month offering periods with a new offering period commencing on each February 1 and August 1 during the term of the Purchase Plan. The first offering period (a five-month period) commenced on September 1, 1995. The last day of each six-month exercise period during each offering period under the Purchase Plan, i.e., each July 31 and January 31, will be an exercise date under the Purchase Plan. The Committee may later change the duration of the offering periods without shareholder approval.

  Purchase Price. Initially, the purchase price per share at which shares are sold under the Purchase Plan is equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of a 24-month offering period or 85% of the fair market value of the Common Stock on each exercise date of the option. The Committee may change the percentage rate from 85%; however, it may never be less than 85%. The fair market value of the Common Stock on a given date will be the closing price of the Common Stock on the New York Stock Exchange as of such date. The closing price of the Company's Common Stock on the New York Stock Exchange on February 12, 1997 was $32.00 per share.

  Payment of Purchase Price; Payroll Deductions/Bonus Contributions. The purchase price of the shares is accumulated by payroll and/or bonus deductions during an offering period. Currently, the payroll deductions may be any whole percentage amount between 1% and 15% of a participant's eligible compensation on each payroll date during the offering period. These percentage amounts are subject to change at the sole discretion of the Board or the Committee. For purposes of the Purchase Plan, eligible compensation is defined to include the participant's full salary and wages, including commissions, bonuses, overtime pay and shift differentials, but excluding any payments by the Company or its subsidiaries to any pension or profit sharing plan, fringe benefits and certain other forms of extraordinary pay. In addition, a participant may designate all or some annual bonus compensation to be contributed to the Purchase Plan by making such election by the November 1st immediately prior to the payment of the bonus compensation, unless another time for filing such election is set by the Committee. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. In addition, a participant may, no more than two times in any calendar year, reduce or increase the rate of payroll deductions. Payroll deductions will commence on the first payday following the offering date, and will continue at the same rate until the end of the offering period unless the participant terminates participation in the Purchase Plan or reduces or increases the rate of the payroll deductions.

  In the event that the purchase price per share of Common Stock at the beginning of any offering period is less than the purchase price per share of Common Stock at the beginning of any prior offering period which has not yet ended, the Committee in its discretion may terminate the participation of all participants in the prior offering period and enroll them in the newly beginning offering period at the same payroll deduction rate.

  Grant of Options. Currently, on the first day of each offering period, each eligible employee is granted an option to purchase, on each exercise date during the offering period, up to three (3) times the number of shares of Common Stock determined by dividing 15% of the participant's eligible regular compensation during each exercise period by 85% of the fair market value of the Common Stock at the beginning of the offering period. This option grant limit is subject to change at the sole discretion of the Board or the Committee.

  Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee's rights to purchase stock under all of the Company's employee stock purchase plans to accrue at a rate which exceeds $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) in any calendar year.

  Exercise of Options. Unless a participant withdraws from the Purchase Plan, such participant's option to purchase shares will be exercised automatically on each exercise date of the offering period to purchase the maximum number of full shares that may be purchased at the exercise price with the accumulated payroll and bonus deductions in the participant's account.

  Withdrawal. A participant's interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. The failure to remain in the continuous employ of the Company or its participating majority-owned subsidiaries for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period.

  Capital Changes. In the event any change is made in the Company's capitalization, such as a reorganization, restructuring, reclassification, stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock or a change of Common Stock into, or an exchange of Common Stock for, a different number or kind of shares, the Committee may authorize appropriate adjustments to be made to the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of a dissolution or liquidation of the Company, any options outstanding under the Purchase Plan will terminate unless the Committee otherwise determines.

  Non-transferability. Options to purchase Common Stock under the Purchase Plan may not be transferred by a participant other than by will or under the laws of the descent and distribution and may be exercised during a participant's lifetime only by the participant.

  Amendment and Termination of the Plan. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no amendment may be made that would cause the Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of the grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant and more than one year after the transfer of the shares to the participant pursuant to the exercise of the option, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price for the shares or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price for the shares will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one year after the transfer of the shares to the participants.

  The foregoing brief summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Purchase Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

PARTICIPATION IN PURCHASE PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll and bonus deductions. Accordingly, future purchases by executive officers and other employees under the Purchase Plan are not determinable. None of the Company's executive officers acquired shares under the Purchase Plan during 1996, although certain executive officers will participate in the Purchase Plan in 1997. The following table sets forth certain information regarding shares purchased under the Purchase Plan during 1996 by all employees who participated in the Purchase Plan as a group:

                  SUMMARY OF 1996 BENEFITS FOR PURCHASE PLAN

                                                             AGGREGATE DOLLAR
                                          AGGREGATE PURCHASE    VALUES AT
                       AGGREGATE NUMBER     PRICE PAID TO        EXERCISE
IDENTITY OF GROUP     OF SHARES PURCHASED      COMPANY          DATES(1)
-----------------     ------------------- ------------------ ----------------
All employees as a
 group..................  168,358             $2,274,179         $1,950,174

--------
(1) Aggregate Dollar Values at Exercise Dates represents the aggregate market value of the shares acquired on the exercise dates in 1996, less the aggregate purchase price paid for such shares under the Purchase Plan. Exercise dates during 1996 occurred on January 31, 1996 and July 31, 1996.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of shares of Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the First Amendment to the Purchase Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FIRST AMENDMENT TO THE CALLAWAY GOLF COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN.

                      AMENDMENT OF 1996 STOCK OPTION PLAN

GENERAL

  At the Annual Meeting, the shareholders are being asked to approve an amendment to the Callaway Golf Company 1996 Stock Option Plan (the "1996 Plan"), in order to increase the number of shares of Common Stock available for issuance upon the exercise of stock options to be granted under the 1996 Plan by 1,000,000 shares, to an aggregate of 3,000,000 shares of Common Stock.

  In February 1996, the Board of Directors originally authorized the adoption, subject to shareholder approval, of the 1996 Plan, under which officers and other employees, consultants and advisors of the Company are eligible to receive awards of stock options. At the Company's 1996 Annual Meeting of Shareholders, the shareholders approved the adoption of the 1996 Plan. The 1996 Plan only provides for the issuance of stock options; other types of incentive-based awards may not be granted under the 1996 Plan. The 1996 Plan also prohibits repricing of options (except with shareholder approval or subject to the adjustment provisions for stock splits, reorganizations, etc. described below) and the grant of options for less than 85% of fair market value. A total of 2,000,000 shares of Common Stock initially were reserved for issuance under the 1996 Plan as approved by the shareholders. As of February 27, 1997, options to purchase 320,000 shares of the Company's Common Stock have been granted pursuant to the 1996 Plan.

  On February 14, 1997, the Board of Directors authorized the adoption, subject to shareholder approval, of the First Amendment to the 1996 Plan, under which an additional 1,000,000 shares of the Company's Common Stock would be authorized for issuance pursuant to stock options to be granted under the 1996 Plan. If approved by the shareholders, the pool of additional shares available under the 1996 Plan will be used primarily for stock option grants to officers of the Company and its subsidiaries, in the discretion of the Stock Option Committee appointed by the Board. The Company and its subsidiaries currently have 24 officers who would be primarily considered for grants under the 1996 Plan. Other employees, consultants and advisors also will be eligible to receive stock option grants under the 1996 Plan. The Company and its subsidiaries currently have approximately 2,200 employees.

  The 1996 Plan has been implemented to allow the Board of Directors or its Stock Option Committee to create equity incentives for key employees, which assists the Company in attracting, retaining and motivating the best available talent for the successful management and conduct of the business of the Company and its subsidiaries. As noted elsewhere in this Proxy Statement, the Company is in negotiations with Mr. Dye with respect to a new, long-term employment agreement. It is currently contemplated that this agreement will include a grant of approximately 1,000,000 stock options with an exercise price of $40.00 per share (which is approximately 25% above the current market price) and early vesting tied to the attainment of certain stock price appreciation targets. Once that grant has been made, the Board of Directors believes the remaining shares under the 1996 Plan should be augmented to permit greater flexibility in accomplishing the Plan's purposes, and therefore, proposes to increase the number of shares authorized for issuance under the 1996 Plan at this time.

SUMMARY OF THE 1996 PLAN

  Purpose. The purpose of the 1996 Plan is to provide a means whereby the Company may provide for grants of stock options to employees (including officers), consultants and advisors of the Company and its subsidiaries and affiliates, thereby helping to attract, retain and motivate such individuals, and to encourage the judgment, initiative and efforts of such individuals by further aligning their interests with those of the shareholders of the Company.

  Administration. The 1996 Plan is administered by the Stock Option Committee appointed by the Board of Directors (the "Committee"). Subject to the requirements of the 1996 Plan, the Board or the Committee has full and exclusive power to construe and interpret the 1996 Plan, to determine and designate the class or classes of persons who are eligible to participate in the 1996 Plan, to determine the terms of options, and generally to answer any and all questions arising under the 1996 Plan. All decisions, determinations and interpretations by the Committee or the Board regarding the 1996 Plan are final and binding on all eligible persons and participants.

  Eligibility. Any person who is an employee, consultant or advisor of the Company or any of its subsidiaries or affiliates is eligible to be considered for the grant of options under the 1996 Plan, as determined by the Board or the Committee in its discretion; provided, however, that no director of the Company who is not also an employee of the Company is eligible to receive any options under the 1996 Plan.

  Grant of Options and Exercise Price. The exercise price per share of each option granted under the 1996 Plan will be not less than 85% of the fair market value of such share on the option grant date. The closing price of the Company's Common Stock on the New York Stock Exchange on February 12, 1997, was $32.00 per share. Options may be in the form of incentive stock options or non-qualified stock options. The maximum number of shares with respect to which options may be granted under the 1996 Plan to a key employee in any calendar year will not exceed 1,000,000.

  Within these parameters, the Board or the Committee is authorized to grant to eligible persons options to purchase shares of the Company's Common Stock either automatically or upon the occurrence of specified events, including without limitation, the achievement of qualifying performance criteria or the satisfaction of an event or condition within the control of the recipient of the option or within the control of others. For purposes of the 1996 Plan, "qualifying performance criteria" means any one or more performance criteria either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination and measured either on an absolute basis or relative to a pre-established target to previous years' results or to a designated comparison group, in each case as specified by the Board or the Committee in the option agreement. For this purpose, such performance criteria may include: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total shareholder return, (e) return on capital, (f) return on assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating profit or net operating profit, (j) operating margin, (k) return on operating revenue, (l) market share or circulation and
(m) any similar performance criteria.

  Termination of Options. Unless determined otherwise by the Board or the Committee in its discretion, options will expire on the earlier of (a) one year from the date on which the participant ceases to be an eligible person for any reason (including death), or (b) with respect to each installment of an option, the fifth anniversary of the vesting date of such installment. If a participant who is an employee of the Company ceases for any reason to be such an employee, that portion of the option that has not yet vested will terminate, unless the Board or the Committee accelerates the vesting schedule in its sole discretion. Options granted to a participant who is not such an employee may be made subject to such other termination provisions as determined appropriate by the Board or the Committee.

  Non-assignability. Unless the Committee shall otherwise determine on a case by case basis, no option granted under the 1996 Plan will be assignable or transferable except (a) by will or by the laws of descent and distribution, or (b) subject to the final sentence of this section, upon dissolution of marriage pursuant to a qualified domestic relations order. Unless the Committee shall otherwise determine on a case by case basis, during the lifetime of a participant, an option granted to him or her will be exercisable only by the participant (or the participant's permitted transferee) or his or her guardian or legal representative. Notwithstanding the foregoing, (i) no option owned by a participant subject to
Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3 thereunder as interpreted and administered by the Securities and Exchange Commission and its staff, and (ii) incentive stock options may not be assigned or transferred in violation of Section 422(b)(5) of the Code, or the Treasury Regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

  Adjustment in Shares. If the outstanding securities of the class then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction will provide otherwise, the Board or the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to options theretofore granted under the 1996 Plan and the exercise or settlement price of such options, provided, however, that such adjustment will be made in such a manner that will not affect the status of any option intended to qualify as an incentive stock option under Code
Section 422, and (b) the maximum number and type of shares or other securities that may be issued pursuant to such options thereafter granted under the 1996 Plan.

  Neither the Board nor the Committee may decrease the exercise price of shares that may be acquired pursuant to options granted under the 1996 Plan unless such decrease is (a) made subject to approval by the shareholders of the Company or (b) made pursuant to the above-described adjustment provisions. Further, in the event that the Board or the Committee determines that it is appropriate to condition the grant of a new option to a participant upon the surrender by such participant of a previously issued unexercised option having a higher exercise price than the proposed new option, then the shares underlying the old option will not again become available in the pool of shares for which options may be granted under the 1996 Plan unless and until such new option expires by reason of lapse of time or is otherwise terminated without exercise for any reason other than in connection with a similar conditional regrant.

  Amendment and Termination of the 1996 Plan. The Board or the Committee may, insofar as permitted by law, from time to time suspend or discontinue the 1996 Plan or revise or amend it in any respect whatsoever, and the 1996 Plan as so revised or amended will govern all options thereunder, including those granted before such revision or amendment, except that no such amendment will alter or impair or diminish in any material respect any rights or obligations under any option theretofore granted under the 1996 Plan, without the consent of the person to whom such option was granted. In addition, if an amendment to the 1996 Plan would materially increase the number of shares subject to the 1996 Plan (as adjusted under the 1996 Plan), materially modify the requirements as to eligibility for participation in the 1996 Plan, extend the final date upon which options may be granted under the 1996 Plan, or otherwise materially increase the benefits accruing to recipients in a manner not specifically contemplated herein and which affects the 1996 Plan's compliance with Rule 16b-3 under the Exchange Act or applicable provisions of the Code or requires the approval of the Company's shareholders so that the options granted under the 1996 Plan continue to qualify as "performance-based compensation" described in Code Section 162(m) and the Treasury regulations thereunder, then the amendment will be subject to approval by the Company's shareholders to the extent required to comply with Rule 16b-3 under the Exchange Act or applicable provisions of or rules under the Code. Notwithstanding the foregoing, the Board or the Committee may amend the 1996 Plan to comply with or take advantage of the rules or regulations (or interpretations thereof) promulgated under Section 16 of the Exchange Act or under the Code, subject to the shareholder approval requirement described above.

  Expiration. Unless previously terminated, the authority to grant options under the 1996 Plan will expire ten (10) years after the effective date of the 1996 Plan, but such expiration will not affect any option previously made or granted that is then outstanding.

FEDERAL INCOME TAX TREATMENT

  The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the exercise of options under the 1996 Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

  Incentive Stock Options. Stock options granted under the 1996 Plan may qualify as "incentive stock options" within the meaning of Section 422 of the Code. If an optionee exercises an incentive stock option in accordance with the terms of an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant of an incentive stock option nor within one year from the date of exercise (the "Required Holding Periods"), an optionee generally will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares.

  If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (a) the amount realized on such disposition, or (b) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee's holding period. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

  The excess of the fair market value of the shares acquired on the exercise date of an incentive stock option over the exercise price of such option generally is required to be included in the optionee's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject an optionee to the alternative minimum tax.

  Non-qualified Stock Options. In general, there are no tax consequences to the optionee or to the Company on the grant of a stock option which does not qualify as an incentive stock option (a "non-qualified stock option"). On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a non-qualified stock option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a capital gain or loss. Optionees subject to the
Section 16(b) insider trading rules generally are subject to the same tax consequences with respect to a non-qualified stock option as any other optionee unless the exercise of the option occurs within six months after the date of grant. In such case, unless the optionee makes an affirmative election under Code Section 83(b) within 30 days after exercise, the date on which the optionee recognizes ordinary income with respect to such option will be delayed until the date which is six months after the date of grant of the option (or such earlier date on which the optionee no longer is subject to suit under the Section 16(b) insider trading rules) and the amount of such ordinary income will be the excess of the fair market value of the stock at that time over the purchase price paid for such stock.

  Miscellaneous Tax Issues. The Company generally will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with the exercise of options granted under the 1996 Plan.

  Special rules will apply in cases where a recipient of an option pays the exercise price or applicable withholding tax obligations by delivering previously owned shares of Common Stock or by reducing the amount of shares otherwise issuable pursuant to the exercise of an option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

  The terms of the 1996 Plan allow for the granting of options that accelerate the ability of the recipient to exercise the option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

  The Company generally obtains a deduction equal to the ordinary income recognized by a recipient of an option upon exercise. The Company's deduction for such amounts (including other compensation received by the recipient from the Company), however, may be limited to $1,000,000 (per person) annually.

PARTICIPATION IN THE 1996 PLAN BY EXECUTIVE OFFICERS AND OTHER EMPLOYEES

  Although the pool of additional shares available under the 1996 Plan will be used primarily for stock option grants to officers of the Company and its subsidiaries, participation in the 1996 Plan is at the discretion of the Board or the Committee. Accordingly, future participation by executive officers and other employees under the 1996 Plan is not determinable. As noted above, the Company is in negotiations with Mr. Dye with respect to a new, long-term employment agreement. It is currently contemplated that this agreement will include a grant of approximately 1,000,000 stock options at an exercise price of $40.00 per share (which is approximately 25% above the current market price) and with early vesting tied to the attainment of certain stock price appreciation targets. Through February 27, 1997 options to purchase an aggregate of 320,000 shares of Common Stock have been granted under the 1996 Plan. These options include 60,000 options granted to two executive officers (neither of whom was Mr. Dye) at an exercise price of $31.13 per share and 260,000 options granted to a group of 14 other employees, all of whom are officers of the Company, at an exercise price of $31.13 per share.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of shares of the Common Stock represented and voting, in person or by proxy, at the Annual Meeting is required to approve the First Amendment to the 1996 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FIRST AMENDMENT TO THE CALLAWAY GOLF COMPANY 1996 STOCK OPTION PLAN.

            APPROVAL OF 1998 EXECUTIVE NON-DISCRETIONARY BONUS PLAN

GENERAL

  At the Annual Meeting, the shareholders of the Company are being asked to approve the adoption of the Callaway Golf Company 1998 Executive Non-Discretionary Bonus Plan (the "1998 Non-Discretionary Plan"), which will become effective on January 1, 1998. If the 1998 Non-Discretionary Plan is approved, the Company's existing Executive Non-Discretionary Bonus Plan (the "1995 Plan") would be terminated at the end of 1997. Approval of the 1998 Non-Discretionary Plan by the Company's shareholders will enable officers' annual non-discretionary incentive awards earned under the plan to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

  Since December 1991, the Company has had an Executive Bonus Pool, pursuant to which both discretionary and non-discretionary annual bonuses were paid to certain officers based on the Company's achievement of certain levels of operating performance. In 1993, the Code was amended to add Section 162(m).
Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to each of the Company's highest paid executives. However, certain non-discretionary performance-based compensation that has been approved by the shareholders is not subject to the deduction limit.

  In March 1995, the Company's Board of Directors adopted the 1995 Plan, subject to shareholder approval. At the Company's 1995 Annual Meeting of Shareholders, the Company's shareholders approved the adoption of the Company's 1995 Plan, enabling incentives earned under such plan to qualify as performance-based compensation for purposes of Section 162(m), and therefore, to be deductible by the Company without regard to the deduction limit otherwise imposed by Section 162(m).

  On February 27, 1997, the Board of Directors adopted, subject to shareholder approval, the 1998 Non-Discretionary Plan, which will govern the payment of certain non-discretionary bonuses to the Company's executive officers and other participants during the period from January 1, 1998 to and including the first meeting of the Company's shareholders in 2002. The 1998 Non-Discretionary Plan is identical to the 1995 Plan in all material respects, except that the 1998 Non-Discretionary Plan has a longer term and the maximum annual bonus payable to each participant in the 1998 Non-Discretionary Plan is $2,000,000, as compared to a maximum annual bonus payable under the 1995 Plan equal to the lesser of $750,000 or 75% of the participant's annual base salary. The Executive Non-Discretionary Bonus Plan Committee (the "Non-Discretionary Plan Committee") which administers the 1998 Non-Discretionary Plan may, in its sole discretion, establish maximum bonus amounts payable to individual participants of less than $2,000,000 for any year, giving the Board flexibility in establishing executive compensation plans for officers of the Company and its subsidiaries.

  The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to enable the Company's executive compensation plans to comply with the requirements of Section 162(m), and therefore, to be deductible by the Company without regard to the deduction limit imposed by Section 162(m). The Board believes that the 1995 Plan has been very successful in motivating the Company's officers. The Board further believes that the 1998 Non-Discretionary Plan is consistent with the Company's existing 1995 Plan, which closely aligns executive compensation with the Company's earnings performance, and therefore, with the interests of shareholders generally. The 1998 Non-Discretionary Plan also serves the Company's interests by granting the Non-Discretionary Plan Committee discretion both in selecting the performance targets, which will be based on achievement of specified levels of pre-tax earnings, and in determining the actual amount of each eligible participant's bonus, subject to maximum limits imposed by the 1998 Non-Discretionary Plan. Accordingly, the Board of Directors is seeking shareholder approval of the 1998 Non-Discretionary Plan at this time.

  If the Company's shareholders do not approve the 1998 Non-Discretionary Plan, executive officer bonuses for 1998 and thereafter will be determined at the discretion of the Executive and Compensation Committee. The Executive and Compensation Committee would have the option of awarding discretionary bonuses to the Company's executive officers, which might not be deductible under
Section 162(m) of the Code to the extent that, when combined with other non-exempt compensation, such amounts exceed the limits set forth under Section 162(m).

SUMMARY OF THE 1998 NON-DISCRETIONARY PLAN

  A description of the principal features of the 1998 Non-Discretionary Plan is set forth below.

  Purpose. The purpose of the 1998 Non-Discretionary Plan is to promote the interests of the Company and its shareholders by providing incentive to participating officers of the Company and its subsidiaries to make significant contributions to the performance of the Company and its subsidiaries and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company and its subsidiaries.

  Administration. The 1998 Non-Discretionary Plan shall be administered by a special subcommittee of the Executive and Compensation Committee of the Board of Directors, which will at all times be constituted to meet the "outside directors" requirements of Section 162(m) of the Code. The Non-Discretionary Plan Committee shall have the power to make rules and regulations for the administration of the 1998 Non-Discretionary Plan. In making any determination under the 1998 Non-Discretionary Plan, the Non-Discretionary Plan Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company and its affiliates as well as those of counsel, public accountants and other professional or expert persons. The interpretations and decisions of the Non-Discretionary Plan Committee with regard to the 1998 Non-Discretionary Plan shall be final and conclusive. No member of the Non-Discretionary Plan Committee shall be liable for any action or determination made in good faith with respect to the 1998 Non-Discretionary Plan.

  Eligibility. The Non-Discretionary Plan Committee will initially designate 24 officers of the Company and its subsidiaries (which includes all of the Company's executive officers), each of whom currently participates in the 1995 Plan, as eligible to participate in the 1998 Non-Discretionary Plan ("Participants"). These officers also will be designated by the Executive and Compensation Committee as participants in the discretionary portion of the Company's Executive Bonus Pool. Additional persons employed by the Company and its subsidiaries may be added as Participants in the discretion of the Non-Discretionary Plan Committee.

  Determination of Benefits. The Non-Discretionary Plan Committee will designate performance targets under the 1998 Non-Discretionary Plan for participants within the time period required by Department of Treasury Regulations adopted to implement Section 162(m) of the Code ("Regulations") for each year. The performance targets will be based on achievement of specified levels of pre-tax earnings. The performance targets from year to year will be set by the Non-Discretionary Plan Committee based on the Company's prior year performance and other relevant factors. The performance targets designated by the Non-Discretionary Plan Committee may differ for each Participant in the 1998 Non-Discretionary Plan. The maximum bonus amount payable under the 1998 Non-Discretionary Plan to any Participant shall not exceed $2,000,000 for any year. Under the 1998 Non-Discretionary Plan, the Non-Discretionary Plan Committee may, in its sole discretion, establish maximum bonus amounts payable to individual Participants in the plan of less than $2,000,000 for any year.

  The performance targets for 1998 will be designated in late 1997 or early 1998. Because the 1998 performance targets have not yet been established, amounts that will be payable to Participants in 1998 and beyond are not determinable at this time.

  The maximum $2,000,000 annual bonus represents only the maximum bonus award payable under the 1998 Non-Discretionary Plan. Additional discretionary or non-qualified non-discretionary bonuses may be awarded by the Executive and Compensation Committee under the Company's Executive Bonus Pool, pursuant to contract, or as otherwise determined by the Executive and Compensation Committee. Any such discretionary or non-qualified non-discretionary amounts would be subject to the $1,000,000 deductibility limit under Section 162(m) of the Code. The Company currently expects that all or the substantial majority of its executive bonus compensation will fall within the deductibility limits (assuming shareholder approval of the 1998 Non-Discretionary Plan), and therefore, will be fully deductible. It is possible, however, that a portion of the compensation paid to an executive officer of the Company may not be deductible under the Code.

  Certification of Achievement of Performance Standards. Provided that the Code and/or Regulations so requires, the Non-Discretionary Plan Committee shall, prior to any payment under the 1998 Non-Discretionary Plan, certify in writing the extent, if any, of achievement of performance standards for each Participant. For purposes of this provision, and for so long as the Code and/or Regulations permits, the approved minutes of the Non-Discretionary Plan Committee meeting in which the certification is made may be treated as a written certification.

  Amendment or Termination. The Non-Discretionary Plan Committee may from time to time amend the 1998 Non-Discretionary Plan in any respect or terminate or suspend the 1998 Non-Discretionary Plan at any time in whole or in part, provided that, if shareholder approval of an amendment is required for continued compliance with the requirements of Section 162(m) of the Code, such amendment shall be subject to obtaining the required shareholder approval.

  No Assignment. Except as expressly authorized by the Non-Discretionary Plan Committee, the rights under the 1998 Non-Discretionary Plan, including without limitation, the rights to receive any payment, shall not be sold, assigned, transferred, encumbered or hypothecated by a Participant (except by testamentary disposition or intestate succession), and during the lifetime of any Participant any payment shall be payable only to such Participant.

  Term. The Non-Discretionary Plan shall be effective as of January 1, 1998, subject to shareholder approval, and shall continue until the first shareholder meeting in the fifth year following approval of the plan by the Company's shareholders, unless amended or terminated by the Company (see Amendment or Termination above), subject to any future shareholder re-approval requirements of the Code and the regulations thereunder.

  Governing Law. The validity, construction and effect of the 1998 Non-Discretionary Plan and any action taken or relating to the 1998 Non-Discretionary Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

TAX INFORMATION

  Under present federal income tax regulations, Participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the Participant, provided that the 1998 Non-Discretionary Plan satisfies the requirements of Section 162(m) of the Code. It is the Company's intention that the 1998 Non-Discretionary Plan be constructed and administered in a manner that maximizes the deductibility of compensation for the Company under Section 162(m) of the Code. In addition to and separate from payments made under the 1998 Non-Discretionary Plan, the Company will from time to time pay bonuses to eligible officers under the discretionary or non-qualified non-discretionary portion of the Company's Executive Bonus Pool and may pay other compensation to officers as determined appropriate by the Executive and Compensation Committee. Such discretionary amounts will be subject to the $1,000,000 deductibility limit of Section 162(m) of the Code. The Company currently expects that all or the substantial majority of such compensation will fall within the deductibility limits (assuming shareholder approval of the 1998 Non-Discretionary Plan), and therefore, will be fully deductible. It is possible, however, that a portion of the compensation paid to an executive officer of the Company may not be deductible under the Code. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

  The foregoing brief summary of the effect of federal income taxation upon Participants and the Company with respect to the 1998 Non-Discretionary Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of income tax laws of any municipality, state or foreign country in which a Participant may reside.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to approve the adoption of the 1998 Non-Discretionary Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE CALLAWAY GOLF COMPANY 1998 EXECUTIVE NON-DISCRETIONARY BONUS PLAN.

                             CERTAIN TRANSACTIONS

  During 1996, the Company paid $90,000 in consulting fees to Elmer Ward, a Director of the Company, for his implementation and management of the licensing arrangement between the Company and Nordstrom, Inc. which created the "Callaway Golf Apparel by Nordstrom" sportswear line for men and women, and which is produced and marketed by Nordstrom, Inc. On July 1, 1996, Mr. Ward commenced employment with the Company as Manager, Apparel Licensing.

  The Company retained the law firm of Gibson, Dunn & Crutcher to provide legal services to the Company during 1996, and anticipates that it will retain Gibson, Dunn & Crutcher in 1997 as well. Ms. Aulana L. Peters, a Director of the Company, is a partner at Gibson, Dunn & Crutcher.

  Between July 1993 and May 1994, the Company made a net loan of $103,615 with an annual interest rate of 7% to David Rane, Executive Vice President, Chief Financial Officer. The loan was secured by a second deed of trust on his primary residence. The loan was paid in full in February 1996.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file initial reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% shareholders (if any), the Company believes that all such Section 16(a) filing requirements were complied with during 1996.

                                 ANNUAL REPORT

  A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1996 and December 31, 1995, is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S MANAGER OF INVESTOR RELATIONS AT CALLAWAY GOLF COMPANY, 2285 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA 92008.

                            INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP served as the Company's independent accountants for 1996. One or more representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Shareholders who wish to include proposals for action at the Company's 1998 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than November 10, 1997. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

PRESENTED BY MANAGEMENT

  Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

PRESENTED BY SHAREHOLDERS

  Pursuant to the Bylaws of the Company, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting of shareholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the scheduled meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting has been given to shareholders, then notice of the proposed business matter must be received not later than 10 days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting,
(b) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the shareholder on the date of such shareholder notice and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

  Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card. Any questions should be addressed to the Manager, Investor Relations, at 2285 Rutherford Road, Carlsbad, California 92008, telephone (619) 931-1771.

                                     /s/ STEVEN C. MCCRACKEN
                                     -----------------------
                                     Steven C. McCracken
                                     Secretary

Carlsbad, California
March 10, 1997

                              [MAP APPEARS HERE]
                                                     DIRECTIONS:


                                          From I-5:
                                          ---------
    1997 CALLAWAY GOLF                    Exit on Palomar Airport Road - East
   SHAREHOLDERS MEETING                   Left on College Blvd.
    THURSDAY, APRIL 17                    Right on Faraday Ave.

        10:00 A.M.
   2101 FARADAY AVENUE                    From I-15:
                                          ----------
   CARLSBAD, CALIFORNIA                   Take 78 East
                                          Exit on San Marcos Blvd. - South
                                          (San Marcos Blvd. becomes Palomar
                                          Airport Road)
                                          Right on El Camino Real
                                          Left on Faraday Ave.

--------------------------------------------------------------------------------

                             CALLAWAY GOLF COMPANY

        This undersigned shareholder of CALLAWAY GOLF COMPANY hereby appoints STEVEN C. MCCRACKEN, DAVID RANE, or either of them, proxies of the undersigned, each with full power to act without the other and with the power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Callaway Golf Company to be held at 2101 Faraday Avenue, Carlsbad, California 92008, on April 17, 1997 at 10:00 A.M. (California time), and at any adjournments or postponements thereof, and to vote all shares of stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions below and on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting; provided, however, that such proxies, or either of them, shall have the power to cumulate votes and distribute them among the nominees listed in the manner directed herein, as they see fit, and to drop any such nominees, in order to ensure the election of the greatest number of such nominees.

        THIS PROXY WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3, 4 AND 5 IF NO INSTRUCTIONS ARE INDICATED.



                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

R.S.V.P./COMMENTS/ADDRESS CHANGE: PLEASE MARK R.S.V.P./COMMENT/ADDRESS CHANGE BOX ON REVERSE SIDE



             (Continued and to be dated and signed, on other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.


                                                       [X] Please mark
                                                           your votes
                                                      as indicated in this
                                                            example

1. ELECTION OF DIRECTORS

      FOR all nominees
     listed to the right
   (except as marked to the
          contrary)

            [_]

          WITHHOLD
          AUTHORITY
   (to vote for all nominees
       listed at right)

            [_]

Nominees: Ely Callaway, Donald H. Dye, William C. Baker, Bruce Parker,
Aulana L. Peters, Frederick R. Port, Richard Rosenfield, William A. Schreyer, Michael Sherwin, Elmer Ward and Charles J. Yash.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

-----------------------------------------------------------

2. Proposal to approve an amendment to the Callaway Golf
   Company 1995 Employee Stock Purchase Plan.

                [_] FOR         [_] AGAINST             [_] ABSTAIN

3. Proposal to approve an amendment to the Callaway Golf
   Company 1996 Stock Option Plan.

                [_] FOR         [_] AGAINST             [_] ABSTAIN

4. Proposal to approve the adoption of the Callaway Golf
   Company 1998 Executive Non-Discretionary Bonus Plan.

                [_] FOR         [_] AGAINST             [_] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                      I PLAN TO ATTEND MEETING                [_]

                   R.S.V.P/COMMENTS/ADDRESS CHANGE
                 PLEASE MARK THIS BOX AND COMPLETE THE
               REVERSE SIDE IF YOU ARE BRINGING OTHERS TO
                 THE MEETING OR IF YOU HAVE WRITTEN
                      COMMENTS/ADDRESS CHANGE.                [_]

               The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 17, 1997 and the Proxy Statement furnished herewith.

SIGNATURE ____________________________ SIGNATURE _____________________________

DATE__________________________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                      [LETTERHEAD OF CALLAWAY GOLF COMPANY]


                                March 10, 1997


TO:  CERTAIN PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 401(k) PROFIT
     SHARING PLAN

     As a participant in the Callaway Golf Company 401(k) Profit Sharing Plan with funds invested in Callaway Golf Company Common Stock, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of shares of Callaway Golf Company Common Stock allocated to your 401(k) account on February 27, 1997.

     To exercise your voting rights, please complete the enclosed light blue Voting Instruction Card. It directs the 401(k) Plan Trustee, Wells Fargo Bank, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON APRIL 17, 1997, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE 401(k) PLAN. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER APRIL 15, 1997 WILL BE COUNTED.

     For the reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" all of the nominees for director and the other proposals set forth on the Voting Instruction Card.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you are also a shareholder separate from the 401(k) plan, you will receive a different mailing containing a white Proxy Card. If you hold unexercised stock options or purchased stock within the last year through the Employee Stock Purchase Plan, you also will receive a separate mailing containing a green Voting Instruction Card for shares held by the Grantor Stock Trust. YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR AS AN ELIGIBLE VOTER UNDER THE GRANTOR STOCK TRUST BY USING THE PROXY CARD OR VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE PACKAGES. Please return any Voting Instruction Card and Proxy Card you might receive separately, in the separate return envelopes provided with each package.

     As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Krista Mallory at (619) 931-1771. Thank you for your cooperation.

                      Sincerely,

                      /s/ ELY CALLAWAY              /s/ DONALD H. DYE

                      Ely Callaway                  Donald H. Dye
                      Chairman of the Board         President and
                                                    Chief Executive Officer

                             CALLAWAY GOLF COMPANY

TO:  WELLS FARGO BANK,
     TRUSTEE OF THE CALLAWAY GOLF COMPANY 401(k)
     PROFIT SHARING PLAN

     With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on April 17, 1997, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company 401(k) Profit Sharing Plan, as amended (the "401(k) Plan"), hereby directs Wells Fargo Bank, as Trustee of the 401(k) Plan, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the 401(k) Plan, in accordance with the following instructions:

      THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE 401(K) PLAN WILL BE VOTED ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF PROPOSALS 1,2,3,4 AND 5 IF NO INSTRUCTIONS ARE INDICATED.

                IMPORTANT:  SIGNATURE REQUIRED ON REVERSE SIDE

             (CONTINUED AND TO BE DATED AND SIGNED, ON OTHER SIDE)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

PLEASE MARK, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE TRUSTEE CANNOT GUARANTEE THAT INSTRUCTIONS RECEIVED AFTER APRIL 15, 1997 WILL BE COUNTED.
                                                   Please mark your vote as
                                                   indicated in this example [X]

1.  ELECTION OF DIRECTORS
                                                   Nominees:  Ely Callaway, Donald H. Dye, William C. Baker, Bruce Parker,
    FOR all nominees listed to the right           Aulana L. Peters, Federick R. Port, Richard Rosenfield, William A. Schreyer,
    (except as marked to the contrary)    [_]      Michael Sherwin, Elmer Ward and Charles J. Yash.

    WITHHOLD AUTHORITY (to vote for all            (INSTRUCTION:  To withhold authority to vote for any individual nominee,
    nominees listed at right)             [_]      write the nominee's name on the line provided below.)

                                                   --------------------------------------------------------------------------

2.  Proposal to approve an amendment to the        FOR      AGAINST     ABSTAIN
    Callaway Golf Company 1995 Employee            [_]        [_]         [_]
    Stock Purchase Plan.

3.  Proposal to approve an amendment to the        [_]        [_]         [_]
    Callaway Golf Company 1996 Stock Option
    Plan.

4.  Proposal to approve the adoption of the        [_]        [_]         [_]
    Callaway Golf Company 1998 Executive
    Non-Discretionary Bonus Plan.

5. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature                                                     Date
          -------------------------------------------------        -----------
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 17, 1997 and the Proxy Statement furnished herewith. Please sign exactly as name appears hereon.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     [LETTERHEAD OF CALLAWAY GOLF COMPANY]



                                March 10, 1997



TO: PARTICIPANTS IN THE CALLAWAY GOLF COMPANY 1995 EMPLOYEE STOCK PURCHASE PLAN AND EMPLOYEE STOCK OPTION PLANS

     The Company has placed 5,300,000 shares of Common Stock into a Grantor Stock Trust, where it is being held to fund benefits under, among other things, the above stock plans. As a participant in one or more of the stock plans, you have certain rights to direct the voting of these shares at the upcoming Annual Meeting. Your voting rights are based upon the number of unexercised options you hold under the Stock Option Plans and/or shares you purchased during the last year under the Employee Stock Purchase Plan.

     To exercise your voting rights, please complete the enclosed green Voting Instruction Card. It directs the Trustee, Sanwa Bank of California, how to vote. YOU MUST RETURN THE VOTING INSTRUCTION CARD TO THE TRUSTEE USING THE ENCLOSED RETURN ENVELOPE PRIOR TO THE ANNUAL MEETING, WHICH WILL BE HELD ON APRIL 17, 1997, IN ORDER TO EXERCISE YOUR VOTING RIGHTS UNDER THE TRUST. THE TRUSTEE CANNOT GUARANTEE THAT VOTING INSTRUCTIONS RECEIVED AFTER APRIL 15, 1997 WILL BE COUNTED.

     For the reasons stated in the enclosed Proxy Statement for the Annual Meeting, your Board of Directors recommends a vote "FOR" all of the nominees for director and the other proposals set forth on the Voting Instruction Card.

     You may get more than one package of materials regarding the upcoming Annual Meeting. For example, if you are also a shareholder separate from these stock plans, you will receive a different mailing containing a white Proxy Card. If a portion of the funds held in your 401(k) Profit Sharing Plan account is invested in the Company's Common Stock, you also will receive a separate mailing containing a light blue Voting Instruction Card for these shares.
YOU MUST SEPARATELY VOTE THE SHARES HELD BY YOU AS A SHAREHOLDER OR 401(k) PLAN PARTICIPANT BY USING THE PROXY CARD OR VOTING INSTRUCTION CARD YOU RECEIVE WITH THOSE PACKAGES. Please return any Voting Instruction Card and Proxy Card you might receive separately, in the separate return envelopes provided with each package.

     As noted above, you may be receiving more than one copy of the Annual Report and Proxy Statement. The law requires that we mail these informational materials with each voting card. We regret any inconvenience this may cause. If you wish, you can return any extra copies to the Company's Legal Department where they will be re-used or recycled.

     If you need further assistance, please contact Krista Mallory at
(619)931-1771.  Thank you for your cooperation.

                      Sincerely,

                      /s/ ELY CALLAWAY               /s/ DONALD H. DYE

                      Ely Callaway                   Donald H. Dye
                      Chairman of the Board          President and Chief
                                                      Executive Officer

                             CALLAWAY GOLF COMPANY
                    PLAN PARTICIPANT VOTING INSTRUCTION CARD

TO: SANWA BANK CALIFORNIA
    TRUSTEE OF THE CALLAWAY GOLF COMPANY GRANTOR STOCK TRUST

    With respect to the voting at the Annual Meeting of Shareholders of Callaway Golf Company to be held on April 17, 1997, or any adjournment or postponement thereof, the undersigned participant in the Callaway Golf Company Stock Option Plans and/or 1995 Employee Stock Purchase Plan hereby directs Sanwa Bank California, as Trustee of the Callaway Golf Company Grantor Stock Trust, to vote all of the undersigned's votes to which the undersigned is entitled to direct under the Trust in accordance with the following instructions:

THE VOTES TO WHICH THE UNDERSIGNED PLAN PARTICIPANT IS ENTITLED TO DIRECT UNDER THE TRUST WILL BE VOTED AS DIRECTED BELOW AND ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5 IF NO INSTRUCTIONS ARE INDICATED.

1. ELECTION OF DIRECTORS

   Nominees: Ely Callaway, Donald H. Dye, William C. Baker, Bruce Parker, Aulana
   L. Peters, Frederick R. Port, Richard Rosenfield, William A. Schreyer, Michael Sherwin, Elmer Ward and Charles J. Yash

   [_] FOR all nominees listed (except as marked to the contrary)

   [_] WITHHOLD AUTHORITY to vote for all nominees listed

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW).

--------------------------------------------------------------------------------
                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                                   (Continued and to be signed on other side)

--------------------------------------------------------------------------------

                                                PLEASE MARK YOUR VOTES
                                                AS THIS EXAMPLE    [X]

2. Proposal to approve an amendment to the Callaway Golf Company 1995 Employee Stock Purchase Plan.

                [_] FOR         [_] AGAINST           [_] ABSTAIN

3. Proposal to approve an amendment to the Callaway Golf Company 1996 Stock Option Plan.

                [_] FOR         [_] AGAINST           [_] ABSTAIN

4. Proposal to approve the adoption of the Callaway Golf Company 1998 Executive Non-Discretionary Bonus Plan.

                [_] FOR         [_] AGAINST           [_] ABSTAIN

5. In their discretion, Steven C. McCracken and David Rane, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                       The undersigned hereby acknowledges
                                       receipt of the Notice of Annual Meeting
                                       of Shareholders to be held April 17,
                                       1997 and the Proxy Statement furnished
                                       herewith.

                                       Signature
                                                --------------------------------
                                                Please sign exactly as name
                                                appears hereon.

                                       Date                          , 1997
                                           --------------------------
                                       PLEASE MARK, DATE, SIGN AND RETURN THIS
                                       VOTING INSTRUCTION CARD PROMPTLY IN THE
                                       ENCLOSED RETURN ENVELOPE. THE TRUSTEE
                                       CANNOT GUARANTEE THAT INSTRUCTIONS
                                       RECEIVED AFTER APRIL 15, 1997 WILL BE
                                       COUNTED.